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                                                             EXH. 23.1

                 CONSENT OF CHARTERED ACCOUNTANTS


Board of Directors
Suite101.com Inc.

We consent to the use of our report dated February 11, 1999 on the consolidated financial statements of Suite101.com Inc. as of December 31, 1998 and 1997 as included in the Form 10-KSB.

Dated this 15th day of April, 1999.



N.I. CAMERON INC.

"N.I. Cameron Inc."

Chartered Accountants